                                                                                        Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257225, 333-237855, 333-182074, 333-174019, 333-163910 on Form S-8 of our reports dated November 29, 2021, relating to the financial statements of Coherent, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 2, 2021.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 29, 2021